UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant      ☒
Filed by a Party other than the Registrant      ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Codorus Valley Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 12, 2013

Dear Fellow Shareholders of Codorus Valley Bancorp, Inc.:

On behalf of the Corporation’s Board of Directors, I am pleased to invite you to attend Codorus Valley Bancorp, Inc.’s Annual Meeting of Shareholders to be held on Tuesday, May 21, 2013, at 9:00 a.m., prevailing time. The location of the Annual Meeting is the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403. At the Annual Meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the Proxy Statement and Notice of Meeting is a proxy card and Codorus Valley Bancorp, Inc.’s 2012 Annual Report to Shareholders on Form 10-K.

The principal business of the meeting is:

*	To elect three Class B directors, each to serve for a term of three years;

*	To approve an advisory, non-binding resolution regarding executive compensation;

*	To approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation;

*	To ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013; and

*	To transact any other business that is properly presented at the Annual Meeting.

The Notice of Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon in more detail.

I am delighted that you have invested in Codorus Valley Bancorp, Inc., and I hope that, whether or not you plan to attend the Annual Meeting, you will vote as soon as possible by completing, signing and returning the enclosed proxy in the envelope provided. The prompt return of your proxy will save Codorus Valley Bancorp, Inc. expenses involved in further communications. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. Your vote is important. Voting by written proxy, telephone or electronically through the Internet will ensure your representation at the Annual Meeting if you do not attend in person.

I look forward to seeing you on May 21, 2013 at the Corporation’s Annual Meeting.

Sincerely,

Larry J. Miller

Vice Chairman, President, and Chief Executive Officer

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CODORUS VALLEY BANCORP, INC.

NASDAQ TRADING SYMBOL: CVLY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2013

www.peoplesbanknet.com

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PROXY STATEMENT

Dated and to be mailed on or about April 12, 2013

Codorus Valley Bancorp, Inc.
Codorus Valley Corporate Center
105 Leader Heights Road
York, Pennsylvania 17403

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2013

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CODORUS VALLEY BANCORP, INC.

CODORUS VALLEY CORPORATE CENTER

105 LEADER HEIGHTS ROAD

YORK, PENNSYLVANIA 17403

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2013

TO THE SHAREHOLDERS OF CODORUS VALLEY BANCORP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Codorus Valley Bancorp, Inc. will be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania, on Tuesday, May 21, 2013, at 9:00 a.m., prevailing time, for the purpose of considering and voting upon the following matters:

1.	To elect three Class B directors, each to serve for a three-year term and until their successors are elected and qualified;

2.	To approve an advisory, non-binding resolution regarding executive compensation;

3.	To approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation;

4.	To ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013; and

5.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Only those shareholders of record at the close of business on March 6, 2013 are entitled to notice of and to vote at the meeting. Please promptly complete, date, and sign the enclosed proxy card and return it in the enclosed postage paid envelope. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. We cordially invite you to attend the meeting. Your proxy is revocable at any time by delivering notice of revocation or a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

We enclose, among other things, a copy of the 2012 Annual Report on Form 10-K of Codorus Valley Bancorp, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Harry R. Swift, Esquire

Secretary

York, Pennsylvania

April 12, 2013

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD OR VOTE BY TELEPHONE
OR ELECTRONICALLY THROUGH THE INTERNET.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 21, 2013. This notice, the proxy statement, proxy card and 2012 Annual Report are available at: www.proxyvote.com.

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GENERAL

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies by Codorus Valley Bancorp, Inc. (the “Corporation”), on behalf of the Board of Directors (the “Board”), for the 2013 Annual Meeting of Shareholders. This Proxy Statement and the related proxy card are being distributed on or about April 12, 2013.

The Corporation will bear the expense of soliciting proxies. In addition to the use of the mail, directors, officers and employees of the Corporation and its subsidiaries may, without additional compensation, solicit proxies in person or by telephone, e-mail, Internet or facsimile.

The Annual Meeting of Shareholders will be held on Tuesday, May 21, 2013, at 9:00 a.m. at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania. Shareholders of record at the close of business on March 6, 2013, are entitled to vote at the meeting.

At the annual meeting, shareholders will vote:

•	To elect three Class B directors, each to serve for a three-year term;
•	To approve an advisory, non-binding resolution regarding executive compensation;
•	To approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation;
•	To ratify the appointment of ParenteBeard LLC as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013; and
•	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

In addition, the Corporation may ask shareholders to approve the minutes of the prior shareholders’ meeting. However, approval of such minutes is an administrative action and does not constitute approval of, or a vote for, any of the matters set forth in the minutes.

Proxies and Voting Procedures

You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Alternatively, you may vote by telephone or electronically through the Internet by following the instructions on the proxy card. Submitting your voting instructions through one of these methods will not affect your right to attend the meeting and will not limit your right to vote at the annual meeting if you later decide to attend in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you may have the right to direct your broker how to vote, and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street-name shares in person at the meeting unless you obtain a proxy executed in your favor from the holder of record. Please contact your broker for a voting instruction card for you to use in directing the broker or nominee how to vote

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your shares. Please note that brokers no longer may cast a vote on your behalf for the election of directors or on any other matter that is not routine without instruction from you.

By properly completing a proxy, you appoint Richard Hupper, Ph.D., Cindy L. Baugher and Christine A. Myers as proxy holders to vote your shares as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR election of the director nominees identified in this Proxy Statement and FOR ratification of ParenteBeard LLC.

You may revoke your written proxy by delivering written notice of revocation to Harry R. Swift, Esquire, Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Mr. Swift at any time before the proxy is voted at the annual meeting. Proxy holders will vote shares represented by proxies, if properly signed and returned to the Secretary, in accordance with instructions of shareholders.

If you are also a participant in the Codorus Valley Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy will serve as a voting instruction card for your shares held in the Plan. Wells Fargo Bank, N.A., the Plan administrator, will vote your shares held in the Dividend Reinvestment and Stock Purchase Plan in the same manner as you indicate on your proxy card.

At the close of business on March 6, 2013, the Corporation had 4,487,856 shares of common stock, par value $2.50 per share, issued and outstanding. The Corporation’s Articles of Incorporation currently authorize the Corporation to issue up to 15,000,000 shares of common stock, par value $2.50 per share. Each common share is entitled to one vote on all matters submitted to a vote of the shareholders.

Quorum

A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business at the Annual Meeting. Under Pennsylvania law and the Corporation’s Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions, while not votes cast, will be counted as present for purposes of determining the presence of a quorum. Shares of common stock represented by “broker non-votes” (i.e., shares of common stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable rules of the New York Stock Exchange or the instrument under which it serves in such capacity, or (iii) the record holder has indicated on the proxy or otherwise notified the Corporation that it does not have authority to vote such shares on that matter) will be counted as present for purposes of determining the presence of a quorum only if such shares have been voted at the meeting on a matter other than a procedural motion.

Required Vote

In the case of the election of directors, the three candidates receiving the highest number of votes shall be elected. “Withhold” votes will have the effect of a vote against the election of directors. Abstentions and broker non-votes will have no effect on the election of directors.

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Approval of the frequency of future advisory votes regarding the compensation of named executive officers will be determined by a plurality of the votes cast. Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Approval of each of the other proposals requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy, except in cases where the vote of a greater number of shares is required by law or under the Corporation’s Articles of Incorporation or Bylaws. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against each of these other proposals.

Although the Board of Directors knows of no other business to be presented at the Annual Meeting, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Corporation as permitted by Rule 14a-4(c).

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to maximize long-term shareholder value in a manner consistent with legal requirements and with the highest standards of integrity. The Board adheres to corporate governance practices that the Board and management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the NASDAQ Stock Market and the Securities and Exchange Commission (SEC) regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has nine members. Seven of our directors are independent in accordance with the independence standards of the NASDAQ Stock Market as follows: Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; MacGregor S. Jones; Dallas L. Smith; and Hon. Michael L. Waugh.

Board Structure

The Company’s senior leadership is currently shared between two executive positions — the President and Chief Executive Officer and the Chairman of the Board. The positions of President and Chief Executive Officer and Chairman of the Board have historically been separate. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our President, particularly as the Board’s oversight responsibilities continue to grow.

Our Chairman is responsible for the smooth functioning of our Board and for enhancing its effectiveness. Our Chairman guides the processes of our Board, presides at Board meetings and at shareholder meetings and acts as a regular liaison between our Board and our management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions that require prompt reflection or policy interpretation.

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Meetings and Committees of the Board of Directors

The Board of Directors of Codorus Valley Bancorp, Inc. met fifteen times during 2012. All directors attended at least 75% of the meetings of the Board of Directors and of the various committees on which they served. While the Corporation has no formal policy in place, directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of our then serving directors attended the 2012 Annual Meeting of Shareholders, and we anticipate that all directors will attend this year’s meeting.

The Board of Directors of the Corporation has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Risk Management Committee, each of which is described below.

Audit Committee. The Audit Committee of the Board of Directors is comprised solely of directors who meet the applicable standards for independence of audit committee members of the NASDAQ Stock Market and possess the requisite knowledge or experience to serve on the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors on February 10, 2004 and reaffirmed and approved by the Audit Committee on May 10, 2012. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “Governance Documents” in the left-hand margin, and then click on the “Audit Committee Charter” link. The current members of the Audit Committee are: D. Reed Anderson, Esquire, Chairman; Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; and Dallas L. Smith. The Audit Committee met four times during 2012. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices, reviewing performance of internal auditing procedures, reviewing reports of examination received from regulatory authorities, and appointing the Corporation’s independent registered public accounting firm. The Audit Committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Cynthia A. Dotzel, CPA has been designated by the Board as the Audit Committee financial expert. In designating Ms. Dotzel as the Audit Committee financial expert, the Board considered her qualifications in light of the rules of the SEC.

Compensation Committee. All members of the Compensation Committee are independent under applicable independence standards of the NASDAQ Stock Market. The Compensation Committee operates pursuant to a written charter, the most recent version of which was adopted by the Board of Directors on December 11, 2012. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “Governance Documents” in the left-hand margin, and then click on the “Compensation Committee Charter” link. The current members of the Compensation Committee are Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; MacGregor S. Jones; Dallas L. Smith; and Hon. Michael L. Waugh. The Compensation Committee met seven times during 2012. The principal duties of the Compensation Committee include evaluating and approving compensation plans, policies, and programs for the executive officers of the Corporation and its subsidiaries.

Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent under applicable independence

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standards of the NASDAQ Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted by the Board of Directors on February 24, 2004. The charter is available on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “Governance Documents” in the left-hand margin, and then click on the “Corporate Governance and Nominating Committee Charter” link. Members of the Corporate Governance and Nominating Committee are Rodney L. Krebs, Chairman; D. Reed Anderson, Esquire; Cynthia A. Dotzel, CPA; Jeffrey R. Hines, P.E.; MacGregor S. Jones; Dallas L. Smith; and Hon. Michael L. Waugh. The Corporate Governance and Nominating Committee met three times during 2012. The principal duties of the Corporate Governance and Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee.

Role of the Board in Risk Oversight

The Board of Directors is responsible for oversight of the various risks facing the Corporation. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Corporation’s business, to allocate responsibilities for the oversight of risks among the full Board and its committees, and to see that management has in place effective systems and processes for managing risks facing the Corporation. Overseeing risk is an ongoing process, and risk is inherently tied to strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, management is charged with identifying and managing risk.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following committees in particular play significant roles in carrying out the risk oversight function.

   •   The Risk Management Committee: The Risk Management Committee operates pursuant to a written charter adopted January 22, 2002. The Risk Management Committee provides general risk oversight and is generally responsible for risk management, which includes monitoring credit risk, interest rate risk, liquidity risk, price risk, transaction risk, compliance risk, strategic risk and reputation risk. The committee is comprised of the President and CEO, COO, General Counsel, Chief Financial Officer, Chief Credit Officer, Internal Auditor, BSA and Security Officer and Loan Review Officer, as well as a representative from the Board of Directors (currently MacGregor S. Jones). The Risk Management Committee met six times during 2012. The Risk Management Committee takes minutes at each of its meetings, and those minutes are reviewed and approved by the Board of Directors.

   •   The Compensation Committee: The Compensation Committee evaluates the risks and rewards associated with the Corporation’s compensation philosophy and programs.

   •   The Audit Committee: The Audit Committee oversees the Corporation’s processes for assessing risks and the effectiveness of the Corporation’s system of internal controls. In performing this function, the Audit Committee considers information from the Corporation’s independent registered public accounting firm, internal auditors, and other consultants as

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applicable, and discusses relevant issues with management and the independent registered public accounting firm.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying and evaluating individuals qualified to become members of the Board of Directors and to recommend such individuals to the Board of Directors for consideration and nomination. The Corporate Governance and Nominating Committee and the Board of Directors endeavor to recruit and retain Board members who demonstrate intellectual capacity, strong interpersonal skills, good business instinct, objectivity and the highest level of personal and professional integrity. When evaluating current members of the Board of Directors and prospective candidates for the Board of Directors, the Committee seeks to balance the skill sets and attributes of existing Board members with the need for other complementary skills, talents and qualities that will position the Corporation to successfully implement its strategic vision.

In addition to requiring that each existing director and candidate for nomination possesses unquestionable character and a commitment to contribute to the success of the Corporation and the stewardship of the community, the Corporate Governance and Nominating Committee’s evaluation of director candidates includes an assessment of issues and factors regarding the individual’s education, business experience, accounting and financial expertise, age, diversity, reputation, civic and community relationships and knowledge and experience in matters that impact diversified community financial institutions. The Committee will also take into account the director candidate’s ability to devote adequate time to corporate matters, including being prepared for, and participating in, all Board of Directors’ and committee meetings. When the Corporate Governance and Nominating Committee is considering current members of the Board of Directors for nomination for reelection, the Committee considers prior performance as well as meeting attendance records.

The current practice of the Corporate Governance and Nominating Committee is to identify potential director candidates through a variety of sources. The Committee considers recommendations made by current or former directors or members of management. Potential candidates may also be identified through contacts in the business, civic, academic, legal and non-profit communities. The Chairman of the Corporate Governance and Nominating Committee determines how to approach director candidates.

Regarding new director candidates, the Corporate Governance and Nominating Committee will evaluate whether the nominee is independent, as independence is defined under applicable standards of the NASDAQ Stock Market, and whether the nominee meets the qualifications for director outlined above, as well as any special qualifications applicable to membership on any committee to which the nominee may be appointed to serve if elected. A majority of the Board of Directors must meet the criteria for “independence” established by the NASDAQ Stock Market, and the Committee will consider any conflicts of interest that might impair that independence.

The Corporate Governance and Nominating Committee will consider recommendations by Corporation shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to:

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Harry R. Swift, Esq.
Corporate Secretary
Codorus Valley Bancorp, Inc.

P.O. Box 2887

York, PA 17405-2887

Submissions must include information regarding a candidate’s citizenship, age, background, business and personal addresses, qualifications, experience, principal occupation or employment, directorships and other positions held by the candidate in business, charitable and community organizations and his/her willingness to serve as a member of the Board of Directors. Based on a preliminary assessment of the candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with, and request additional information from, the candidate.

The Board does not have a formal policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates and there are no differences in how the Corporate Governance and Nominating Committee evaluates a candidate for director based on whether the candidate is recommended by the Committee or by a shareholder.

Nomination of Directors

Article 10, Section 10.1 of the Corporation’s Bylaws requires that nominations be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or received at the principal executive offices of the Corporation not less than 90 days prior to the one year anniversary date of the preceding meeting of shareholders called to elect directors. The notice must provide the specific information required by Section 10.1 of the Bylaws. The Board is required to determine whether nominations have been made in accordance with the requirements of the Bylaws. If the Board determines that a nomination was not made in accordance with the Bylaws, the shareholder may be given an opportunity to cure any deficiency in accordance with the Bylaws. You may obtain a copy of the Corporation’s Bylaws by writing to Harry R. Swift, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. A copy of the Corporation’s current Bylaws has been filed with the Securities and Exchange Commission as Exhibit 3(ii) to Form 8-K filed February 17, 2012.

Deadline for Submission of Shareholder Proposals

In order for a shareholder to include a proposal in the Corporation’s Proxy Statement for presentation at the 2014 Annual Meeting of Shareholders, the proposal must be received by the Corporation c/o Harry R. Swift, Esq., Corporate Secretary, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887, no later than December 12, 2013. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. If a shareholder proposal is submitted to the Corporation after December 12, 2013, it will not be included in the Corporation’s 2014 Proxy Statement.

Any shareholder proposal not to be included in the Corporation’s 2014 Proxy Statement and not received at the Corporation’s principal executive offices by February 26, 2014 will be considered untimely and, if presented at the 2014 Annual Meeting, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

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Communicating with Directors

The Board of Directors has established a process for shareholders and other interested parties to communicate directly with the Chairman of the Board of Directors or other non-management directors individually or collectively, by submitting written correspondence to the following address:

Chairman of the Board of Directors (or name of individual, independent director)
c/o Harry R. Swift, Esq.
Corporate Secretary
Codorus Valley Bancorp, Inc.
P.O. Box 2887
York, PA 17405-2887

The Corporate Secretary may facilitate direct communications with the Board of Directors or individual, independent directors by reviewing and summarizing such communications. All such communications will be referred to the Chairman of the Board of Directors or individual, independent directors for consideration unless otherwise instructed by the Board of Directors.

PROPOSAL 1 – Election of Directors

The Corporation’s Bylaws provide that the Board of Directors consists of not less than five nor more than twenty-five persons. The Board of Directors is divided into three classes with directors elected to staggered three-year terms. Each class consists, as nearly as possible, of one-third of the directors. The Bylaws also provide that the directors of each class are elected for a term of three years, so that the term of office of one class of directors expires at the annual meeting each year. The Board of Directors determines the number of directors in each class.

A majority of the Board of Directors may increase or decrease the number of directors between meetings of the shareholders. Any vacancy occurring on the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death, or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of the class of directors to which he or she was appointed. The Bylaws mandate the retirement of directors at age 75.

The Board of Directors has fixed the number of directors at nine. There are three nominees for the Board of Directors for election at the 2013 Annual Meeting. The Board of Directors has nominated the following three people for election to the Board of Directors, each for a three-year term:

Nominees for Class B Directors

 For a Term of Three Years Until 2016

Cynthia A. Dotzel, CPA
Harry R. Swift, Esquire
Hon. Michael L. Waugh

Each of the nominees presently serves as a director.

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In the event that any nominee is unable to accept nomination or election, proxy holders will vote proxies given pursuant to this solicitation in favor of other persons recommended by the Board of Directors. The Board of Directors has no reason to believe that any of its nominees will be unable to serve as a director if elected.

The Board of Directors recommends a vote FOR the foregoing nominees.

Information about Nominees and Continuing Directors

Information, as of March 1, 2013, concerning the three nominees to the Board of Directors and the six continuing directors, appears below.

Name and Age	Director Since	Principal Occupation for the Past Five Years and Positions Held With Codorus Valley Bancorp, Inc. and Subsidiaries

Nominees - Class B – For a Term of Three Years Until 2016

Cynthia A. Dotzel, CPA (58)	2011

A lifelong resident of York County, Ms. Dotzel currently serves as a principal and practicing CPA with the public accounting firm of SF & Company, CPAs & Business Advisors. Ms. Dotzel is a member of the Board of Directors of York Water Company, Inc., a Pennsylvania public utility and NASDAQ listed company, and is a member of the Audit and Nomination and Corporate Governance Committees thereof. Additionally, Ms. Dotzel has numerous civic, charitable and professional affiliations, many of which involve leadership roles, and has served as a Board Member and Audit Committee Chairman for York Financial Corp., York Federal Savings & Loan, Waypoint Financial Corp., and Waypoint Bank.

The Corporate Governance and Nominating Committee believes that Ms. Dotzel’s professional and financial services experience, as well as her roles in civic, charitable and professional organizations, enable her to provide continued business and financial expertise to the Board of Directors and has nominated her for re-election.

Harry R. Swift, Esq. (65)	2012	A resident of York County since 1973, Mr. Swift is an attorney and has been employed with the Bank since 1997. At various times Mr. Swift has served as Executive Vice President, Secretary, Chief Operating Officer, General Counsel, and Cashier of the Bank and/or the Corporation. Prior to his employment with the Bank, Mr. Swift was in private practice and
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provided representation to the financial services industry. Mr. Swift has over 30 years of combined service in the financial services industry.

The Corporate Governance and Nominating Committee believes that 30 plus years of experience in the financial services industry enables Mr. Swift to provide continued business and legal expertise to the Board of Directors and has nominated him for re-election.

Hon. Michael L. Waugh (57)	2002

Senator Waugh has served as a director of both the Corporation and the Bank since 2002 and is a member and Chair of the Wealth Management Committee. Senator Waugh currently serves as State Senator in the 28th (York County) District of the Commonwealth of Pennsylvania. He attended The Pennsylvania State University, York Campus. Prior to his political career, Senator Waugh managed the family business, Waugh Construction Company, for eighteen years. He is a native of York County and serves on the Board of Directors of various local non-profit organizations. Senator Waugh also serves our state as a Farm Show Commissioner and as a Chesapeake Bay Commissioner.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Senator Waugh has developed through his business, civic and political background, his leadership roles in charitable and community organizations, and his professional experiences as a community leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors and has nominated him for re-election.

Class A – Continuing Directors Until 2015

Jeffrey R. Hines, P.E. (51)	2011	Mr. Hines has served as a director of both the Corporation and the Bank since 2011. Mr. Hines currently is President and Chief Executive Officer, as well as a member of the Board of Directors, of York Water Company, Inc., a Pennsylvania public utility and NASDAQ listed company. Mr. Hines also serves leadership roles on numerous non-profit and trade organizations.

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		The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Hines has developed through his business background, his leadership role at York Water Company, Inc., and his leadership roles in non-profit and trade organizations enable him to provide continued business expertise to the Board of Directors.

Rodney L. Krebs (72)	1988

Mr. Krebs has served as a director of both the Corporation and the Bank since 1988 and has served as Chairman of both Boards since 2000. Mr. Krebs currently is President of Springfield Contractors, Inc., a heavy equipment/earth moving firm, is involved in residential land development, and is a U. S. Army veteran. He is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Krebs has developed through his business background, his ownership and management roles in land development, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Dallas L. Smith (67)	1986

Mr. Smith has served as a director of both the Corporation and the Bank since 1986 and 1983, respectively, and is a member of the Wealth Management Committee and Audit Committee. Mr. Smith currently is President of Bruce V. Smith, Inc., a retail corporation specializing in furniture (doing business as Smith Village), originally established by his father in 1932. Mr. Smith is a graduate from The Wharton School, University of Pennsylvania. Mr. Smith is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Smith has developed through his economic background and his professional experiences as a business leader in the retail sector, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

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Class C – Continuing Directors Until 2014

D. Reed Anderson, Esquire (70)	1994

Mr. Anderson has served as a director of both the Corporation and the Bank since 1994 and is Chairman of the Audit Committee and is a member of the Wealth Management Committee. Mr. Anderson currently is an attorney with Stock and Leader, graduated from The Pennsylvania State University, and received his J.D. from The Dickinson School of Law. Mr. Anderson served as a Captain in the U. S. Army during the Vietnam War. He has served as Chairman of the Board of Directors for: the York County Chamber of Commerce; the York County March of Dimes Foundation; WellSpan Health Systems; YorkCounts; and as an elder of Centre Presbyterian Church. Mr. Anderson also currently serves in a number of other leadership capacities for various York County non-profit organizations. He is a native resident of York County.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Anderson has developed through his background in the legal field, his leadership roles in charitable and community organizations, and his professional experiences as a business leader and lawyer, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

MacGregor S. Jones (67)	1993

A resident of York County since 1957, Mr. Jones has served as a director of both the Corporation and the Bank since 1993 and is a member of the Risk Management Committee. A 1968 graduate of Gettysburg College, during his career Mr. Jones worked in the manufacturing and computer industries, and is a retired Ford and General Motors dealership owner. Currently, Mr. Jones is heavily involved in the field of automotive fuel and energy technology. Mr. Jones has served in governance capacities for: Gettysburg College, York-Adams Boy Scout Council, Yorkshire United Methodist Church, and on many boards and committees throughout the York community.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Jones has developed through his business background, his leadership roles in charitable and community

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organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director of the Bank and Corporation, enable him to provide continued business expertise to the Board of Directors.

Larry J. Miller (61)	1986

A resident of York County since 1972, Mr. Miller has served as a director, President and Chief Executive Officer of both the Corporation and the Bank since 1986 and 1981, respectively, and has served as Vice Chairman of both Boards since 2004. He attended York College of Pennsylvania, is a graduate from The Pennsylvania School of Banking at Bucknell University, and has served as Chairman of the Board of Directors for: the United Way of York County; the York County Economic Development Corporation; YorkCounts; and in other leadership capacities for various non-profit organizations.

The Corporate Governance and Nominating Committee believes that the attributes, skills and qualifications Mr. Miller has developed through his banking background, his leadership roles in charitable and community organizations, and his professional experiences as a business leader, as well as his knowledge and experience as director and President and Chief Executive Officer of the Bank and Corporation, enable him to provide continued banking and business expertise to the Board of Directors.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS,
AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of March 6, 2013, the amount and percentage of Corporation common stock beneficially owned by each director, each nominee for director, each named executive officer and all directors, nominees and executive officers of the Corporation as a group. To the best of our knowledge, The Banc Funds Company LLC is the only person or entity owning of record or beneficially on March 6, 2013, more than five percent of the outstanding common stock of the Corporation.

Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees and named executive officers is rounded to the nearest whole share. The percentage of all Corporation common stock owned by each director, nominee or named executive officer is less than one percent unless otherwise indicated.

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Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Directors and Nominees
D. Reed Anderson, Esquire	32,005[2]	--
Cynthia A. Dotzel, CPA	21,534	--
Jeffrey R. Hines, P.E.	1,165[3]	--
MacGregor S. Jones	54,184[4]	1.20%
Rodney L. Krebs	76,081[5]	1.69%
Larry J. Miller	109,550[6]	2.42%
Dallas L. Smith	34,971[7]	--
Harry R. Swift, Esq.	18,029[8]	--
Hon. Michael L. Waugh	14,362[9]	--
Other Executive Officers
Michael F. Allen	503[10]	--
Jann Allen Weaver, CPA	7,120[11]	--
Diane E. Baker, CPA	8,470[12]	--

All Executive Officers and Directors as a Group	377,974[13]	8.19%
(12 persons)

Other Beneficial Owner The Banc Funds Company LLC 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	256,274[14]	5.8%

1 Beneficial ownership of shares of Corporation common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or who otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of the stock; or (ii) investment power, which includes the power to dispose or direct the disposition of the stock; or (iii) the right to acquire beneficial ownership within 60 days after March 6, 2013.

2 Includes 9,798 shares held in Mr. Anderson’s 401(k) plan and non-qualified stock options of 14,455.

3 Includes 115 shares held jointly with Mr. Hines’ spouse and 1,050 shares held by his spouse.

4 Includes 34,222 shares held jointly with Mr. Jones’ spouse, 4,279 shares held in his spouse’s IRA, and non-qualified stock options of 14,072.

5 Includes 8,341 shares held by Mr. Krebs’ IRA, 17,955 shares held jointly with his spouse, 22,412 shares held in a family limited partnership, and non-qualified stock options of 14,086.

6 Includes 18,022 shares held jointly with Mr. Miller’s spouse, 1,466 shares held jointly with his daughter, 1,466 shares held jointly with his son, 1,223 shares held in Mr. Miller’s IRA, 15,778 shares of unvested restricted stock, and incentive stock options of 35,675.

7 Includes 774 shares held in Mr. Smith’s spouse’s IRA and non-qualified stock options of 14,612.

8 Includes Mr. Swift’s unvested restricted stock of 8,056 shares and incentive stock options of 7,436.

9 Includes Mr. Waugh’s non-qualified stock options of 14,218.

10 Consists of Mr. Allen’s shares of unvested restricted stock.

11 Includes Mr. Weaver’s unvested restricted stock of 1,876 shares, and incentive stock options of 5,234.

12 Includes Ms. Baker’s unvested restricted stock of 833 shares and incentive stock options of 6,508.

13 Includes 82,284 shares held by the Trust and Investment Services Division of PeoplesBank, a Codorus Valley Company (32,353 shares are held for the benefit of MacGregor S. Jones, 48,708 shares are held for the benefit of Rodney L. Krebs, and 1,223 shares are held for the benefit of Larry J. Miller). Also includes 4,279 shares held by Codorus Valley Financial Advisors, Inc., a financial subsidiary of the Bank, for the benefit of MacGregor S. Jones.

14 This information is based solely on Schedule 13G, filed by The Banc Funds Company LLC with the SEC on February 11, 2013, reporting ownership as of December 31, 2012. The Banc Funds Company LLC has sole voting power and sole investment power over all 256,274 shares beneficially owned.

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Executive Officers

The following table provides information, as of March 6, 2013, about the Corporation’s executive officers. The term of each office is one year and until a successor is elected and qualifies.

Name	Age	Principal Occupation For the Past Five Years and Position Held with Codorus Valley Bancorp, Inc. and Subsidiaries
Larry J. Miller	61	President and Chief Executive Officer (since 1986), and Vice Chairman of the Board (since 2004), Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

Michael F. Allen	50	Vice President (since 2012), and Chief Operating Officer (since 2012), Codorus Valley Bancorp, Inc., and Executive Vice President and Chief Operating Officer (since 2012), PeoplesBank, a Codorus Valley Company, Executive Vice President and Regional Market Manager (Kish Bank) (2007 to June 2010), Executive Vice President and Chief Credit Officer (Kish Bank) (2007 to June 2012)

Harry R. Swift, Esq.	65	Vice President (since 1998), General Counsel (since 2009), and Secretary (since 1998), Codorus Valley Bancorp, Inc.; General Counsel and Secretary, PeoplesBank, a Codorus Valley Company

Jann Allen Weaver, CPA	63	Treasurer (since 2000), and Assistant Secretary (since 1995), Codorus Valley Bancorp, Inc.; Executive Vice President and Chief Financial Officer, PeoplesBank, a Codorus Valley Company

Diane E. Baker, CPA	42	Vice President and Auditor (since 2002), Codorus Valley Bancorp, Inc. and PeoplesBank, a Codorus Valley Company

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EXECUTIVE COMPENSATION

Introduction

This discussion relates to the compensation of the Named Executive Officers (“NEOs”) of the Corporation. As determined in accordance with applicable SEC rules, the Corporation’s NEOs are Mr. Miller, Mr. Swift and Mr. Weaver.

Compensation Committee Role

The Compensation Committee assists the Board of Directors in evaluating and setting salaries, bonuses and other compensation of the executives, administers the Corporation’s equity and other compensation plans (except those plans in which all employees may participate), and takes such other actions, within the scope of its charter, as the Committee deems necessary and appropriate. The Committee relies upon performance data, statistical information and other data regarding executive compensation programs, including information provided by the Corporation’s human resources division, the Corporation’s officers (except as to their own compensation) and outside advisors, as it deems appropriate. The Committee has unrestricted access to individual members of management and employees and may ask them to attend any Committee meeting or to meet with any member of the Committee. The Committee also has the power to retain, at the Corporation’s expense, such independent counsel and other advisors or experts, as it deems necessary or appropriate to carry out its duties.

Management gathers and produces information for Committee meetings. As requested, the Chief Executive Officer (“CEO”) and other members of senior management participate in Committee meetings to provide background information, compensation recommendations, performance evaluations and other items requested by the Committee. The Board of Directors makes all final determinations regarding the compensation of the executives, after a recommendation by the Committee.

Use of Consultants

The Compensation Committee has retained a single external compensation consultant. Mosteller & Associates was retained by the Committee during 2012 to review certain aspects of executive compensation, as more particularly described below, and the consultant reported its recommendations directly to the Committee. The Corporation does not have a policy that limits the other services that an executive compensation consultant can perform, but the Corporation has not engaged Mosteller & Associates for any other compensation related projects except for those directed by the Committee, and which were limited to engagements involving the compensation of the NEOs and other executives. Specific instructions and directions given to the consultant and fees to be paid were outlined in individual engagement letters with respect to the scope and performance of its duties under each project. In general, however, Mosteller & Associates was instructed and directed to compare the Corporation’s current executive compensation practices with our peers, and based on that comparison, to recommend changes in our compensation practices that were consistent with our compensation philosophy and objectives. During 2012, Mosteller & Associates was engaged to assist in recruiting a Chief Operating Officer for the Bank.

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Employment Agreements

On December 27, 2005, the Corporation, the Bank and Mr. Miller entered into an employment agreement for a term of three years (as amended, the “Agreement”). The term of the Agreement renews automatically for an additional 12 months at the end of each calendar year unless the Corporation and the Bank provide written notice to Mr. Miller of non-renewal.

Under the terms of the Agreement, Mr. Miller serves as the President and Chief Executive Officer of the Corporation and of the Corporation’s wholly-owned subsidiary, PeoplesBank, a Codorus Valley Company (the “Bank”), and serves as a member of the Boards of Directors of the Corporation and of the Bank. The Agreement also contains a confidentiality provision and a non-competition provision that prohibits Mr. Miller from competing with the Corporation or the Bank within fifty miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

Pursuant to the Agreement, Mr. Miller was entitled to an annual salary of $312,000 in 2012, which may be increased (but not decreased) in the future. In addition, the Boards of Directors have discretion to pay a periodic bonus to Mr. Miller. At the present time, Mr. Miller is not entitled to receive director’s fees or other compensation for serving on the Corporation’s or the Bank’s Board of Directors or their committees. Mr. Miller is also entitled to receive the employee benefits made available to Bank employees, generally; to the use of a vehicle provided by the Bank; and for reimbursement of country club dues.

The agreement with Mr. Miller provides that if his employment is terminated by the Corporation or the Bank due to death, disability or “for cause,” then he is entitled to the full annual salary and any accrued benefits through the date of termination. “For cause” termination includes termination for willful failure to perform his duties, engaging in misconduct injurious to the Corporation or to the Bank, violation of certain terms of the Agreement, dishonesty or gross negligence in the performance of his duties, violation of banking laws and regulations, failure to win election or to serve on the Board of Directors of the Corporation or moral turpitude which brings public discredit to the Corporation or to the Bank. If Mr. Miller’s employment is terminated by the Corporation or the Bank other than as a result of death, disability or “for cause,” then he is entitled to a lump sum payment equal to his full annual salary from the date of termination through the last day of the term of the agreement or to an amount equal to his current annual salary, whichever is greater, and to a continuation of employee benefits for one year. If Mr. Miller terminates his employment for “good reason,” then he is entitled to an amount equal to his direct annual salary and to a continuation of employee benefits for one year. “Good reason” includes reduction in title or responsibilities, geographic reassignment, removal from office, reduction in salary or benefits, failure to extend the term of the agreement or any other material breach of the agreement by the Corporation or the Bank.

If Mr. Miller’s employment is terminated by the Corporation or the Bank other than for cause or if Mr. Miller terminates his employment for good reason within two years following a change in control of the Corporation or the Bank, he is entitled to receive a lump sum payment equal to three times the sum of his then current direct annual salary and the highest bonus paid to him with respect to one of the last three years of employment, and he will continue to receive all benefits to which he was previously entitled for a period of three years. Change of control

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includes a more than fifty percent change in ownership of the Corporation or the Bank, a change in effective control of the Corporation or the Bank or a change in ownership of a substantial portion of the Corporation’s or the Bank’s assets. (Change of control is determined consistently under all of the Corporation’s and the Bank’s plans and employment agreements.)

In the event the amounts and benefits payable under the Agreement as a result of a change of control when added to all other benefits and amounts which may become payable to Mr. Miller by the Corporation and/or the Bank are such that they become subject to Section 280G of the Internal Revenue Code and, therefore, to the excise tax provisions of Section 4999 of the Internal Revenue Code, then Mr. Miller is to be paid the additional amount necessary to reimburse him for the economic detriment of the excise tax. If the amounts and benefits paid under the agreement are subject to Section 280G, they are not deductible by the Corporation.

The Corporation, the Bank and Mr. Swift entered into an employment agreement on August 25, 2009, which was amended on August 9, 2011, and provided for a term of three years. Pursuant to his employment agreement, Mr. Swift was entitled to an annual salary of $210,000 in 2012. Beginning January 1, 2013, Mr. Swift transitioned from full to part-time employment. As a consequence, the Corporation, the Bank and Mr. Swift agreed that the employment agreement terminated as of that date. Mr. Swift continues to be employed by the Bank and is entitled to receive the employee benefits made available generally to part-time Bank employees. Mr. Swift also continues to participate in the Bank’s medical insurance program and is entitled to the use of a vehicle provided by the Bank.

Long-Term Nursing Care Agreement

On December 27, 2005, the Corporation and the Bank entered into a Long-Term Nursing Care Agreement with Mr. Miller, the premiums for which are to be paid in ten annual installments. The agreement provides that the Corporation will accelerate the payment of the ten-year annual premiums on a long-term nursing care insurance policy for Mr. Miller and his spouse upon a change of control. The policy was originally purchased on May 27, 2003.

The cost of long-term nursing care is a growing concern among executives as they transition through life phases. The Compensation Committee believes that good health care planning reduces the amount of time and attention that Mr. Miller must spend on that topic and maximizes the net financial reward to Mr. Miller of the compensation he receives from the Corporation.

Change of Control Agreements

The NEOs and other employees of the Bank have built the Corporation into the successful enterprise that it is today, and the Compensation Committee believes that it is important to protect them in the event of a change of control. Further, it is the Committee’s belief that the shareholders will be best served if the interests of management are aligned with the interests of the shareholders. Providing change of control benefits should eliminate, or at least reduce, the reluctance of management to pursue potential change of control transactions that may be in the best interests of shareholders. Relative to the overall value of the Corporation, these

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potential change of control benefits are relatively minor. The level of change of control benefits are based on industry practices and negotiations with the Named Executive Officers.

Change of control benefits for Mr. Miller are described in the section describing his employment agreement. Mr. Swift’s right to receive benefits in the event of a change of control terminated on December 31, 2012.

On December 27, 2005, the Corporation, the Bank and Jann Allen Weaver, CPA, Treasurer and Assistant Secretary of the Corporation and Executive Vice President and Chief Financial Officer of the Bank, entered into a change of control agreement, which provides that upon termination of employment in connection with a change of control, Mr. Weaver will receive a lump sum payment equal to the present value of one times his compensation determined by using the short-term applicable federal rate under Section 1274 of the Internal Revenue Code of 1986, as amended, in effect on the date of termination of employment. In addition, Mr. Weaver will continue, for 12 months, his eligibility to participate in all employee benefit plans and programs in which he was previously entitled to participate. Compensation is the sum of Mr. Weaver’s current direct annual salary and the highest bonus paid with respect to one of the last three years of employment.

Salary Continuation Agreements - Supplemental Executive Retirement Plans (SERPS)

On October 1, 1998, the Bank entered into salary continuation agreements (SERPS) with Mr. Miller, Mr. Swift and Mr. Weaver, which were subsequently amended on December 27, 2005. These agreements provide for certain payments to these executives following the executive’s normal retirement date and continuing for 240 months for Mr. Miller and for 180 months for Messrs. Swift and Weaver. The SERPs provide an annual benefit at normal retirement age (60 for Mr. Miller and 65 for Messrs. Swift and Weaver) of $130,433 (Mr. Miller), $105,978 (Mr. Swift) and $74,797 (Mr. Weaver). On December 23, 2008, the SERPs were amended to add a 4% annualized increase if the executive remains employed beyond his normal retirement age, up to a maximum of five years. The agreements contain provisions for early retirement, disability benefits, death benefits and payments on specified changes of control. The agreements also contain non-competition provisions.

The non-competition provision contained in Mr. Miller’s and Mr. Swift’s SERPs prohibit them from competing with the Corporation or the Bank within fifty miles of the Bank’s registered office for a period of three years following a termination of employment for any reason other than a change of control. However, Mr. Swift’s agreement permits him to engage in the private practice of law following termination.

The non-competition provision contained in Mr. Weaver’s SERP prohibits him from competing with the Corporation or the Bank within twenty-five miles of the Bank’s registered office for a period of one year following his termination of employment for any reason other than a change of control.

Payments due under the SERPs vest gradually over a period of time. Thus, the SERPs serve to encourage longevity with the Corporation and Bank. The Committee believes that it is

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appropriate to reward long-term executives with benefits that provide for a retirement life style commensurate with that they experienced during their professional careers.

Supplemental Long-Term Disability Program

The Corporation provides supplemental long-term disability insurance for certain executives, including Messrs. Miller and Weaver. The individual policies are designed to supplement coverage, in the event of a disability, to bridge the gap between payments under the Corporation’s general short- and long-term plans and the executive’s salary.

2007 Long-Term Incentive Plan

The Corporation maintains a 2007 Long-Term Incentive Plan (“2007 Plan”), which was approved by the Corporation’s shareholders. The purposes of the 2007 Plan are to advance the long-term success of the Corporation and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key Bank employees.

The 2007 Plan provides for awards of incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, and stock awards. The Compensation Committee administers the 2007 Plan. Persons eligible to receive awards under the 2007 Plan are those officers, directors and key Bank employees as determined by the Committee.

The Corporation granted 15,850 options and 11,290 shares of restricted stock under the 2007 Plan during 2012 to NEOs and other Bank officers. Awards to the NEOs are disclosed in the Outstanding Equity Awards Table below. The Plan reserved 384,107 shares of the Corporation’s common stock for issuance. As of December 31, 2012, 229,494 shares are available for future issuance. The shares are subject to adjustment in the event of specified changes in the Corporation’s capital structure. The options vest one (1) year after grant, have a ten-year term and permit the recipient to acquire shares at the fair market value on the grant date. The restricted shares vest over three (3) years from the date of grant. The vesting schedule is tied to the recipient’s continued employment and is as follows: 0% at the end of the first year from the date of grant; 50% at the end of the second year from the date of grant; and 50% at the end of the third year from the date of grant.

Employee Stock Bonus Plan

In 2001, the Corporation implemented an Employee Stock Bonus Plan, administered by non-employee members of the Corporation’s Board of Directors, under which the Corporation may issue shares of its common stock to employees as performance-based compensation. As of December 31, 2012, 15,007 shares of common stock were reserved for possible issuance under this plan, subject to future adjustment in the event of specified changes in the Corporation’s capital structure. No shares were issued under the Employee Stock Bonus Plan in 2012.

401(k) Retirement Plan

The Bank maintains and sponsors a defined contribution 401(k) retirement plan. The 401(k) plan is administered by a committee which is appointed by the Board of Directors. The 401(k) plan is subject to the Internal Revenue Code of 1986, as amended, and to the regulations

24

promulgated thereunder. Participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974, as amended.

Each Bank employee who attains the age of 21, successfully completes any probationary period(s), and if a part time employee, completes 1,000 hours of service per year, may participate in the 401(k) plan. An eligible employee may elect to contribute certain portions of salary, wages, commissions, or other direct remuneration to the 401(k) plan. Generally, eligible employees may not contribute more than 50% of their compensation. In 2012, the Bank matched 50% of the first 6% of each employee’s contributions. In 2013, the Bank will match the first 4% of each employee’s contribution. Employee contributions to the 401(k) plan vest immediately. Employer contributions vest 100% after three years of service.

Officer Group Term Replacement Insurance Plans

The Corporation provides an officers’ life insurance program for certain Bank officers, including the NEOs. This program provides a death benefit to the officer’s beneficiary in an amount equal to three times base salary so long as the officer is employed by the Corporation. The premiums for this program were paid in 1998 in a one-time, lump sum payment in an aggregate amount equal to $1,531,000, of which $551,000, $545,000 and $300,000 was paid for Messrs. Miller, Swift and Weaver, respectively. Additional premiums for this program were paid in 2008 in the amount of $105,316 for Mr. Miller and $1,786 for Mr. Weaver. Under this program, the Bank is the beneficiary of any death proceeds remaining after an officer’s death benefit is paid to his or her beneficiary. The Committee believes that this benefit helps the Corporation attract and retain talented individuals to the management team. It also believes that it is an appropriate compensation strategy to provide for the continuing lifestyle of the officers’ families in the case of death.

Accounting guidance, effective for fiscal years beginning on December 31, 2007, requires that liabilities for post-retirement split-dollar arrangements such as this program be accrued as a liability. The Corporation proposed, and each participant agreed to, a buy-out of the participants’ post-retirement portion of the life insurance benefit; these buy-outs eliminated, for 2009 and beyond, benefit accruals (expense) related to the post-retirement life insurance benefits. In the case of the NEOs and one other Bank officer, the amount of the accrued liability related to the post-retirement life insurance benefit was rolled into the SERPs. The termination of the post-retirement life insurance benefit for participants in the Officers Group Term Replacement Insurance Plan is expected to decrease the related expense by an average of approximately $20,000 per year through 2014. This served to increase the benefit payable to each NEO under the SERPs.

Executive Incentive Plan

On February 14, 2012, the Compensation Committee and the Board of Directors adopted the Executive Incentive Plan (“EIP”). The EIP is designed to provide a form of results-oriented variable cash compensation which is directly linked to Corporation performance in terms of net income and to provide for recognition of individual contributions to the Corporation’s performance through an individual performance level which can be utilized to adjust an employee’s award up or down. The EIP provides for return by the executives of earned awards

25

if the relevant Corporation or individual performance measures upon which they are based are restated or otherwise adjusted within the 36-month period following release of financial information. For 2013, the NEOs and certain other members of leadership are participants in the EIP. The Corporation performance measure is the Corporation’s budgeted net income. Individual performance awards are discretionary as determined by the Board of Directors. Amounts earned by the NEOs are disclosed in the Executive Summary Compensation Table below.

Other Benefits

The NEOs also participate in the Corporation’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, short and long-term disability insurance, Employee Stock Purchase Plan participation, and discounts on the Corporation’s products and services.

EXECUTIVE SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2012 and 2011.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Option Awards ($)[3]	Non-equity Incentive Plan Compen- sation ($)[4]	Non-qualified Deferred Compen- sation Earnings ($)[5]	All Other Compen- sation ($)6 7 8 9	Total ($)
Larry J. Miller,	2012	312,000	--	49,413	--	116,327	72,533	64,248	614,521
Vice Chairman, President	2011	299,000	20,161	48,527	--	--	73,728	36,948	478,364
and Chief Executive Officer

Harry R. Swift,	2012	210,000	--	31,713	--	62,637	95,895	19,715	419,960
Esquire, Executive Vice	2011	203,000	25,000	29,114	--	--	89,040	19,483	365,637
President, General Counsel

Jann A. Weaver,	2012	126,000	--	9,219	8,082	37,582	55,269	8,047	244,199
CPA, Executive Vice President	2011	122,000	--	7,763	7,770	--	51,060	6,082	194,675
and Chief Financial Officer

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1 For 2013, Mr. Miller’s base salary was increased to $350,000 and Mr. Weaver’s base salary was increased to $131,000. Effective December 31, 2012, Mr. Swift retired from his position as Executive Vice President and Chief Operating Officer of the Bank but continues to hold the position of Secretary and General Counsel of the Corporation on a part-time basis. His base salary was reduced to $145,000 for 2013.

2 Amounts represent the grant date fair values of restricted stock awards. There were no forfeitures of restricted stock during 2012 or 2011 by any of the Named Executive Officers. The per-share fair value of shares awarded in 2012 and 2011 was $14.75 and $8.25, respectively, which is equal to the last reported sales price of Codorus Valley Bancorp stock on the grant date, or in the case where there is no trading on the grant date, on the first previous date on which there is such trading. The number of restricted stock shares awarded to Messrs. Miller, Swift, and Weaver during 2012 was 3,350, 2,150, and 625, respectively. The number of restricted stock shares awarded to Messrs. Miller, Swift, and Weaver during 2011 was 5,882, 3,529 and 941, respectively.

3 Amounts represent the grant date fair values of the options. The per-option fair value of options granted in 2012 and 2011 were $4.7541 and $2.5738, respectively. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2012, included in the Corporation’s Annual Report filed on Form 10-K with the SEC on or around March 28, 2013. There were no options awarded to Mr. Miller and Mr. Swift in 2012 or 2011. There were no forfeitures of options during 2012 or 2011 by any of the Named Executive Officers. The number of options awarded to Mr. Weaver in 2012 and 2011 were 1,700 and 3,109, respectively.

4 Payments characterized as “Non-Equity Incentive Plan Compensation” for the fiscal year ended December 31, 2012 were earned through the Executive Incentive Plan. The payments were approved by the Compensation Committee on February 12, 2013 and paid on February 15, 2013.

5 Column (h) reflects change in the present value of future benefits payable under Supplemental Executive Retirement Plans (SERPS), described on page 24 under the heading “Salary Continuation Agreements – Supplemental Executive Retirement Plans (SERPS).”

6 For 2012, the amounts reflected in column (i), for each Named Executive Officer, include:

•	matching contributions allocated by the Corporation to each Named Executive Officer pursuant to the Corporation’s 401(k) Retirement Plan which is more fully described on page 25 under the heading “401k Retirement Plan” (Mr. Miller, $7,350; Mr. Swift, $6,300; Mr. Weaver, $3,780).
•	an incremental cost attributable to the annual expenses of the Change of Control and Supplemental Retirement Trust established for the benefit of the Named Executive Officers and other members of management at the Hershey Trust Company through November 21, 2011 and Counsel Trust Company thereafter (Mr. Miller, $250; Mr. Swift, $167; and Mr. Weaver, $167).
•	imputed cost of life insurance (Mr. Miller, $2,260; Mr. Swift, $2,158; Mr. Weaver, $1,102).

7 In addition to the items noted in footnote (6) above, the amount in column (i) reflects:

•	cost of long-term health care insurance for Mr. Miller ($22,486), which is described on page 23 under the heading “Long-Term Nursing Care Agreement”;
•	well-day payments to Mr. Miller and Mr. Weaver under the Corporation’s well-day program;
•	supplemental disability insurance premiums for Mr. Miller ($481 annually) and Mr. Weaver ($576 annually).

8 In 2012 the amount attributable to perquisites for Mr. Swift and Mr. Miller exceeded $10,000. Mr. Miller’s perquisites consisted primarily of country club initiation fees and dues totaling $18,375. Mr. Miller’s remaining perquisites consisted of the personal benefits associated with the use of a vehicle owned by the Corporation. Mr. Swift’s perquisites primarily consisted of the personal benefits associated with the use of a car owned by the Corporation, totaling $10,210. The calculation of this benefit consists of the incremental cost attributable to Corporation-provided automobiles, as well as insurance premiums, maintenance, and repair costs. The amounts attributable to perquisites in 2012 for Mr. Weaver were less than $10,000.

9 The incremental cost attributable to Corporation-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) are included on the W-2 of Named Executive Officers who receive such benefits. Each such Named Executive Officer is responsible for paying income tax on such amount.

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OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END1

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]	Number of Securities Underlying Unexercised Options (#) Unexercisable[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)[2]	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[7]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Larry J. Miller	13,401 19,145 3,129			14.7378 14.5736 8.3476	06/22/2014 06/14/2015 12/9/2018	15,072[4]	226,834	0	0
Harry R. Swift	2,681 2,553 2,202			14.7378 14.5736 8.3476	06/22/2014 06/14/2015 12/9/2018	7,750[5]	116,638	0	0
Jann A. Weaver	2,681 2,553	1,700[3]		14.7378 14.5736 14.75	06/22/2014 06/14/2015 11/13/2022	1,819[6]	27,376	0	0

1 Includes shares issued under the Corporation’s 2000 Stock Incentive Plan and 2007 Long-Term Incentive Plan.

2 As adjusted for stock dividends declared through December 31, 2012.

3 Options for 1,700 shares vest on November 13, 2013.

4 5,546 shares vest on November 9, 2013. 3,088 shares vest on December 13, 2013. 1,675 shares vest on November 13, 2014. 3,088 shares vest on December 13, 2014. 1,675 shares vest on November 13, 2015.

5 1,895 shares vest on November 9, 2013. 1,852 shares vest on December 13, 2013. 1,075 shares vest on November 13, 2014. 1,853 shares vest on December 13, 2014. 1,075 shares vest on November 13, 2015.

6 206 shares vest on November 9, 2013. 494 shares vest on December 13, 2013. 312 shares vest on November 13, 2014. 494 shares vest on December 13, 2014. 313 shares vest on November 13, 2015.

7 Based on the closing price of the Corporation’s common stock on December 31, 2012.

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as a Corporation officer or employee at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our board. None of our executive officers serves as a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee.

DIRECTOR COMPENSATION

The Corporation uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Corporation considers the significant time commitment required of directors in fulfilling their duties to the Corporation.

Cash Compensation Paid to Board Members

In 2012, the Bank’s non-employee directors were compensated for their services rendered as follows:

•	a monthly retainer of $1,000;

•	directors’ fees of $600 for each regular or special meeting attended;

•	committee meeting fees paid at the rate of $300 per hour; and

•	quarterly retainer paid to committee chairs of $500 (Wealth Management Committee) and $750 (Audit Committee).

The Bank’s Chairman of the Board received a monthly retainer of $1,500 in 2012. In addition, each director recognized imputed income for insurance premiums paid on behalf of the non-employee Bank directors, which totaled $2,919 in 2012. The Bank provides a directors’ life insurance program for non-employee directors. This program is designed to provide a death benefit to the director’s beneficiary in the amount of $100,000. Under this program, the Bank is the direct beneficiary of death benefits equal to the greater of: (1) the cash surrender value of the policy; (2) the aggregate premiums paid on the policy by the Bank less any outstanding indebtedness to the insurer; or (3) the amount in excess of $100,000. In the aggregate, the Bank paid $205,029 in cash compensation to the directors in 2012.

Independent Directors’ Deferred Compensation Plan

The Corporation maintains a deferred compensation plan for independent directors. Participants may elect to defer receipt of compensation in order to gain certain tax benefits under Internal Revenue Code Section 451. This plan is not funded by the Corporation.

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2007 Long-Term Incentive Plan

In 2012, the Corporation granted 11,899 non-qualified stock options to non-employee directors under the 2007 Plan.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Corporation to non-employee directors for the fiscal year ended December 31, 2012.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)[4]	Total ($)
D. Reed Anderson, Esq.	30,675	-0-	8,797	-0-	-0-	608	40,080
Cynthia A. Dotzel, CPA	25,275	-0-	7,355	-0-	-0-	122	32,752
Jeffrey R. Hines, P.E.	23,400	-0-	6,714	-0-	-0-	81	30,195
MacGregor S. Jones	25,575	-0-	7,459	-0-	-0-	376	33,410
Rodney L. Krebs	30,000	-0-	8,830	-0-	-0-	596	39,426
William H. Simpson[5]	9,400	-0-	-0-	-0-	-0-	165	9,569
Dallas L. Smith	29,385	-0-	8,604	-0-	-0-	451	38,440
Hon. Michael L. Waugh	28,400	-0-	8,307	-0-	-0-	520	37,227

1 The Corporation’s President and CEO, Larry J. Miller, and General Counsel, Harry R. Swift, Esq., are not disclosed in this table because they were employee directors and did not receive separate compensation as a director of the Corporation. Mr. Miller’s and Mr. Swift’s compensation are described and disclosed in the Executive Compensation section of this proxy statement. Beginning January 1, 2013, Mr. Swift will receive separate compensation for his service as a director.

2 Includes fees for attendance at board of directors meetings of the Bank. The Board of Directors of the Bank met 20 times in 2012.

3 Amounts represent the grant date fair value of the options. The per-option fair value of options granted in 2012 was $4.7117. Assumptions used in the calculation of these amounts are included in Note 12 to the Corporation’s Annual Report filed on Form 10-K with the SEC on or around March 28, 2013.

4 Imputed cost of life insurance for non-employee directors for a life insurance benefit of $100,000 for the named beneficiary of each director.

5 Mr. Simpson died on May 10, 2012.

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RELATED PERSON TRANSACTIONS

Some of the Corporation’s directors and executive officers and the companies with which they are associated were customers of and had banking transactions with the Bank during 2012. All loans and loan commitments made to them and their immediate family members and to their companies were made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than a normal risk of collectability or present other unfavorable features. The principal loan balance outstanding for these persons on December 31, 2012, was approximately $429,125, which did not include unfunded commitments of approximately $541,002. The Bank anticipates that it will enter into similar transactions in the future.

Related person transactions are reviewed and voted on by the Board of Directors of the Corporation or the Bank, as applicable. Interested parties do not participate in the review and vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers and shareholders who beneficially own more than 10% of the Corporation’s outstanding common stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2012.

PROPOSAL 2 – ADVISORY VOTE
REGARDING EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing our shareholders the opportunity to vote on an advisory, non-binding resolution to approve the compensation paid to our Named Executive Officers, as described in this proxy statement. This advisory vote, commonly referred to as a “say-on-pay” vote, gives our shareholders the opportunity to endorse, or not endorse, the compensation of our Named Executive Officers. Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of our executive compensation programs.

We believe that our executive compensation policies and programs, which are reviewed and approved by our Compensation Committee, are designed to align our Named Executive Officers’ compensation with our short-term and long-term performance and to provide the compensation and incentives that are necessary to attract, motivate and retain key executives who are important to our continued success. The Compensation Committee regularly reviews all elements of our executive compensation program and takes any actions it deems necessary to continue to fulfill the objectives of our compensation programs. These programs have been

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designed to promote a performance-based culture which aligns the interests of our executive officers and other managers with the interests of our shareholders.

For the reasons discussed above, our shareholders are asked to provide their support with respect to the compensation of the Corporation’s Named Executive Officers by voting in favor of the following non-binding resolution:

“Resolved, that the shareholders of Codorus Valley Bancorp, Inc. approve the compensation of the Corporation’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required for Approval

The approval of the non-binding advisory proposal on our executive compensation requires the affirmative vote of a majority of the shares of common stock present at the meeting, in person or by proxy. Abstentions and broker non-votes that are counted only for purposes of determining a quorum will have the effect of a vote against this proposal.

Recommendation of the Board of Directors

The board of directors recommends a vote FOR the advisory, non-binding resolution approving the compensation paid to the Corporation’s Named Executive Officers.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES REGARDING EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are providing our shareholders with an advisory vote on the compensation paid to our Named Executive Officers (the “say-on-pay” advisory vote described in Proposal 2). Also in accordance with the Dodd-Frank Act, we are asking our shareholders to vote, on an advisory and non-binding basis, whether such advisory votes on the compensation paid to Named Executive Officers should occur every year, every two years or every three years. We are required to permit such an advisory vote on the frequency of the “say-on-pay” vote at least once every six years.

After careful consideration, the board of directors recommends that future shareholder advisory votes on compensation paid to Named Executive Officers be conducted every three years. Our compensation programs are designed with the goal of supporting long-term value creation and to incentivize and reward performance over a multi-year period. As a result, it is difficult to assess the correlation between performance and compensation on an annual basis. We believe that a vote every three years will enable our shareholders to better judge our compensation programs in relation to our long-term performance, and will offer the Corporation

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the time necessary to fully consider the results of advisory votes on the compensation of our Named Executive Officers and implement appropriate changes.

Because this shareholder vote is advisory, it will not be binding on our Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering the frequency of future advisory votes regarding executive compensation.

Vote Required for Approval

Shareholders may vote on an advisory basis as to whether future advisory votes on executive compensation should occur every one, two or three years, or may abstain from voting. A plurality of the votes cast is required for the approval of the choice among the frequency options. This means that the option receiving the most votes will be deemed approved. Abstentions and broker non-votes will have no effect in calculating the votes on this matter.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval of “Every Three Years” with respect to the frequency of future advisory votes regarding the compensation of Named Executive Officers. Although the Board of Directors recommends that you vote for “Every Three Years”, the enclosed proxy card allows you to vote for Every Year, Every Two Years, or Every Three Years, or to abstain from voting. You are not voting simply to approve or disapprove the Board of Directors’ recommendation.

PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Corporation’s Audit Committee has selected the firm of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Although shareholder approval of the selection of ParenteBeard LLC is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection as is the common practice with other publicly traded companies.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the shares present at the meeting, in person or by proxy, is required to ratify the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013. If our shareholders at the 2013 Annual Meeting do not approve this proposal, the Audit Committee may reconsider its selection of ParenteBeard LLC, but no determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment of ParenteBeard LLC.

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Recommendation of the Board of Directors

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation’s independent registered public accounting firm.

The Audit Committee met privately at its regular meetings with both the independent registered public accounting firm and the internal auditors, each of whom has unrestricted access to the Audit Committee.

The Audit Committee appointed, and the Board approved, ParenteBeard LLC as the independent registered public accounting firm for the Corporation after reviewing the firm’s performance with management and independence.

Management has primary responsibility for the Corporation’s consolidated financial statements and the overall reporting process, including the Corporation’s system of internal controls. The independent registered public accounting firm audited the annual consolidated financial statements prepared by management, expressed an opinion as to whether those consolidated financial statements fairly present the financial position, results of operations and cash flows of the Corporation in conformity with generally accepted accounting principles in the United States of America and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and ParenteBeard LLC, the Corporation’s independent registered public accounting firm, the Corporation’s audited consolidated financial statements and met separately with both management and ParenteBeard LLC to discuss and review those consolidated financial statements and reports prior to issuance. Management has represented, and ParenteBeard LLC has confirmed to the Audit Committee, that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America.

The Audit Committee received from and discussed with ParenteBeard LLC the written disclosure and the letter required by PCAOB Rule 3526 Communication With Audit Committees Concerning Independence. These items relate to that firm’s independence from the Corporation. The Audit Committee also discussed with ParenteBeard LLC matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitored certified public accounting firm independence and reviewed audit and non-audit services performed by ParenteBeard LLC.

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Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board has approved that the audited consolidated financial statements be included in the Annual Report on Form 10-K as of and for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

D. Reed Anderson, Esquire, Chairman
Cynthia A. Dotzel, CPA
Jeffrey R. Hines, P.E.
Dallas L. Smith

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected ParenteBeard LLC as the independent registered public accounting firm for the examination of its consolidated financial statements as of and for the fiscal year ending December 31, 2013. ParenteBeard LLC served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2012.

We expect a representative of ParenteBeard LLC to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative desires to do so.

Aggregate fees billed to the Corporation by ParenteBeard LLC for services rendered for 2012 and 2011 are presented below:

	Year Ended December 31,

	2012	2011

Audit Fees	$123,869	$99,835

Tax Fees	$20,164	$17,904

Total Fees	$144,033	$117,739

Audit fees include professional services rendered for the audit of the Corporation’s annual consolidated financial statements and review of consolidated financial statements included in the Forms 10-Q and the annual Form 10-K, and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses. For 2012, these fees also include an audit of internal controls over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act. Tax fees for 2012 and 2011 include the following: preparation of state and federal returns, tax planning matters, and assistance with tax questions and research.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a

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policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of particular services on a case by case basis. The Audit Committee approved all fees, including tax fees, during 2012 and 2011.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services, if any, is compatible with maintaining ParenteBeard LLC’s independence.

ADDITIONAL INFORMATION

Any shareholder may obtain a copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, including the consolidated financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to the Treasurer, Codorus Valley Bancorp, Inc., P.O. Box 2887, York, PA 17405-2887. You may also view these documents on the Corporation’s website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “SEC Filings” in the left-hand margin, and then click on “Documents.” In the middle of the page click on “Latest 10-K.”

OTHER MATTERS

The Board of Directors knows of no matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournments of the meeting, the proxy holders will vote the proxies in what they determine to be the Corporation’s best interests.

ELECTRONIC ACCESS

You may view our proxy and proxy card on line by visiting our website at www.peoplesbanknet.com. Click on the “Investor Relations” link at the top of the home page, click on “SEC Filings” in the left-hand margin, and then click on “2013 Proxy Materials.”

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CODORUS VALLEY BANCORP, INC. 105 LEADER HEIGHTS ROAD P.O. BOX 2887 YORK, PA 17405-2887

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54760-P35170	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CODORUS VALLEY BANCORP, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 4. The Board of Directors also recommends that Proposal 3 future advisory votes regarding executive compensation occur “Every Three Years”.

1. Elect three Class B directors, each to serve for a term of three years; ☐	☐	☐
For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line above.

Nominees:

01) Cynthia A. Dotzel, CPA 02) Harry R. Swift, Esquire 03) Hon. Michael L. Waugh

					For	Against	Abstain
2. Approve an advisory, non-binding resolution regarding executive compensation;					☐	☐	☐

				1 Year	2 Years	3 Years	Abstain
3. Approve an advisory, non-binding proposal on the frequency of future advisory votes regarding executive compensation;				☐	☐	☐	☐

					For	Against	Abstain
4. Ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2013.					☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 12, 2013.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

CODORUS VALLEY BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 21, 2013
9:00 a.m. Prevailing Time
CODORUS VALLEY CORPORATE CENTER
105 Leader Heights Road
York, PA 17403

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M54761-P35170

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of common stock of Codorus Valley Bancorp, Inc. (the “Corporation”), hereby constitutes and appoints Richard Hupper, Ph.D., Cindy L. Baugher and Christine A. Myers and each or any of them, proxy holders of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of the Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Codorus Valley Corporate Center, 105 Leader Heights Road, York, Pennsylvania 17403 on Tuesday, May 21, 2013, commencing at 9:00 a.m., prevailing time, and at any adjournment or postponement thereof, and hereby revokes all previous proxies for said meeting.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO BROADRIDGE FINANCIAL SOLUTIONS, INC. IN THE ENCLOSED ENVELOPE. WHEN SHARES ARE HELD BY JOINT TENANTS, THE SIGNATURE OF ONE JOINT TENANT WILL VOTE ALL SHARES. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE AND SIGN EACH CARD AND RETURN ALL PROXY CARDS IN THE ENCLOSED ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. When a vote is not specified, the proxy holders will vote shares represented by this proxy FOR Proposals 1, 2 and 4, “Every Three Years” with respect to Proposal 3, and in accordance with the recommendations of the management of the Corporation on such other matters that may properly come before the meeting.

See reverse for voting instructions